SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

VISTA INTERNATIONAL TECHNOLOGIES, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27783	84-1572525 (I.R.S. Employer Identification Number)

5151 E 56th Ave, Suite 101, Commerce City, Colorado 80022

(Address of Principal Executive Offices and Zip Code)

(303) 690-8300

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 15, 2013, the Registrant’s Board of Directors unanimously consented to amend the 2005 Equity Participation Plan adopted under the name: “Nathaniel Energy Corporation 2005 Equity Participation Plan” (hereafter, the “Plan”) in the following manner:

a.

To amend the name of the Plan to reflect the actual name of the Company;

b.

To amend the Plan to designate twelve million (12,000,000) of the twenty million (20,000,000) available shares for distribution under the Plan to be registered with the Securities and Exchange Commission (hereafter, the “SEC”) on Form S-8 for the retention of persons who provide bona fide services to the Company and who are not involved in any offer or sale of Company securities for capital raising transactions, and who do not directly or indirectly promote a market for the Company’s common stock, all consistent with the SEC Rules governing the registration and use of registered common stock on Form S-8;

c.

To amend the Plan to extend its termination date to February 1, 2020; and,

d.

To amend the Plan to allow the Company’s Board of Directors to amend or modify the terms of the Plan without stockholder approval, provided however, that the Board of Directors shall not, without Stockholder Approval, (i) increase the maximum number of shares as to which Incentive Stock Options may be granted, change the designation of the employees or class of employees eligible to receive Incentive Stock Options, or make any other change which would prevent any Incentive Stock Option granted under the Plan which is intended to be an “incentive stock option” from qualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

Also on April 15, 2013, Registrant’s Board of Directors unanimously consented to the filing of a Form S-8 Registration Statement with the Commission concerning the twelve million (12,000,000) shares it authorized to be eligible for distribution under the Plan on Form S-8.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number

Description

EX – 99.1

Board of Directors Resolution dated April 15, 2013

EX – 99.2

Amended Vista International Technologies, Inc. 2005 Equity Participation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC. (Registrant)

Date April 17, 2013

By /s/ Timothy D. Ruddy

Timothy D. Ruddy

Interim Chief Executive Officer